UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36287	26-1388364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 4, 2015, Andrew J. Schwab notified Flexion Therapeutics, Inc. (the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company, effective immediately.

(d) Also on March 4, 2015, the Board, upon recommendation of the Nominating and Corporate Governance Committee, appointed Scott Canute as a director of the Company. Mr. Canute will serve as a Class II director with an initial term expiring at the Company’s 2016 annual meeting of stockholders, or until his earlier death, resignation or removal.

In accordance with the Company’s Non-Employee Director Compensation Policy (described in more detail below), Mr. Canute is entitled to receive an annual Board service retainer of $35,000.

On March 4, 2015, in accordance with the Company’s Non-Employee Director Compensation Policy and pursuant to the terms of the Company’s 2013 Equity Incentive Plan (the “Plan”), Mr. Canute was granted an option to purchase 18,000 shares of the Company’s common stock (the “Initial Option”). One-third of the shares subject to the Initial Option will vest on the one year anniversary of the date of grant and the balance of the shares will vest in a series of 24 equal monthly installments thereafter. After January 1, 2016, on the date of each annual meeting of the Company’s stockholders, Mr. Canute will receive an additional option to purchase 9,000 shares of the Company’s common stock (each an “Annual Option”). The shares subject to each Annual Option will vest monthly over the one year following the date of grant. In addition, the Initial Option and any Annual Options then held by Mr. Canute will automatically accelerate and become fully vested and exercisable in the event of a change in control (as defined under the Plan).

The Company also entered into a standard form of indemnity agreement with Mr. Canute (the “Indemnity Agreement”) effective upon his election to the Board. The Indemnity Agreement provides, among other things, that the Company will indemnify him for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Canute in any action or proceeding arising out of his services as a director or any other company or enterprise to which Mr. Canute provides services at the Company’s request, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

There are no arrangements or understandings between Mr. Canute and any other person pursuant to which he was selected as a director of the Company, there are no family relationships between Mr. Canute and any director, executive officer or any person nominated or chosen to become a director or executive officer of the Company, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Canute and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flexion Therapeutics, Inc.

Dated: March 6, 2015

	By:	/s/ Michael D. Clayman, M.D.
Michael D. Clayman, M.D.
President and Chief Executive Officer